UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 8, 2022, the Board of Directors of DSS, Inc. (“DSS” or the “Company”) elected Mr. Wong Shui Yeung as a non-executive member of the Company’s Board of Directors (the “Board”). Mr. Wong will serve as an independent director and serve on the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Wong has over 20 years of experience in accounting, auditing, corporate finance, corporate investment and development, and company secretarial practice. He is a practicing member and fellow member of the Hong Kong Institute of Certified Public Accountants and a member of the Hong Kong Securities and Investment Institute.

Mr. Wong has served on the board of directors of several listed companies including, but not limited to, the following. Since 2017, Mr. Wong has served as an independent, non-executive director of Alset International Limited, the shares of which are listed on the Catalist Board of Singapore Stock Exchange. Mr. Wong has served on the boards of Alset EHome International Inc. since November 2021 and Alset Capital Acquisition Corp. since January 2022, both of whose shares are listed on the NASDAQ.

There is no arrangement or understanding with Mr. Wong and any other person pursuant to which he was elected as a director of the Company. There is no family relationship between Mr. Wong and any director or executive officer of the Company, and Mr. Wong is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Effective July 11, 2022, the Board of the Company elected Ms. Joanne Wong Hiu Pan as an independent, non-executive director of the Board. Ms. Wong will not serve on any of the Board’s subcommittees. Ms. Wong has expertise in an array of strategic, business, turnaround and regulatory matters spanning across several industries. She currently serves as Director and Responsible Officer (SFC) of BMI Funds Management Limited, a financial advisor in Hong Kong. In addition, Ms. Wong serves as a director of A-link Services Limited and as a senior consultant of the Global Intelligence Trust.

There is no arrangement or understanding with Ms. Wong and any other person pursuant to which she was elected as a director of the Company. There is no family relationship between Ms. Wong and any director or executive officer of the Company, and Ms. Wong is not a party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

July 14, 2022	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer